Exhibit 99.5

         (Text of graph posted to Ashland Inc.'s website concerning
                  Ashland Performance Materials' revenue)

                      Net Monthly Sales ($, Millions)

                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January          57.6       57.4       62.8       66.3      103.5      110.4
February         58.6       65.9       69.1       85.5      111.9      116.3
March            66.4       64.5       73.8       87.7      122.5      119.6
April            62.9       73.6       78.0       91.2      125.8      117.0
May              64.6       73.9       75.5       85.7      129.9      124.1
June             77.0       72.3       80.0       98.0      127.9      128.6
July             68.5       68.1       74.5       89.8      108.5      117.7
August           68.5       71.9       80.2       94.3      121.7      126.5
September        63.4       68.5       66.4       89.5      110.5      113.3
October          74.3       78.9       87.1      103.6      125.1      132.8
November         65.9       70.2       74.6      105.2      120.6      123.0
December         58.0       65.5       76.6       97.7      106.1      110.2


              12 Month Net Sales Rolling Average ($, Millions)

                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January          67.0       65.5       69.7       75.2       94.3      118.4
February         66.3       66.1       70.0       76.5       96.5      118.8
March            65.4       65.9       70.7       77.7       99.4      118.5
April            65.0       66.8       71.1       78.8      102.3      117.8
May              64.4       67.6       71.2       79.6      106.0      117.3
June             64.8       67.2       71.9       81.1      108.4      117.4
July             65.4       67.2       72.4       82.4      110.0      118.1
August           65.1       67.4       73.1       83.6      112.3      118.5
September        65.2       67.9       72.9       85.5      114.1      118.8
October          65.5       68.2       73.6       86.9      115.8      119.4
November         65.5       68.6       74.0       89.4      117.1      119.6
December         65.5       69.2       74.9       91.2      117.8      120.0